Exhibit 10.60

FIRST AMENDMENT
TO THE
PROFIT-SHARING/401(k) PLAN FOR
EMPLOYEES OF ROCKWOOD SPECIALTIES INC.

(As Amended and Restated Effective as of January 1, 2008)

THIS AMENDMENT to the Profit-Sharing/401(k) Plan for Employees of Rockwood Specialties Inc. (the “Plan”) is hereby made and entered into by Rockwood Specialties Inc. (the “Company”), effective as of the dates hereinbelow.

W I T N E S S E T H:

WHEREAS, the Company sponsors and maintains the Plan for the benefit of the Plan’s participants and beneficiaries;

WHEREAS, the Company desires to amend the Plan to reflect legal changes applicable to the Plan, including the Pension Protection Act of 2006 (“PPA”), and the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”); and

WHEREAS, the Plan reserves to the Company the right to amend or modify the Plan from time to time.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

1.

Effective January 1, 2009, Section 1.15 is amended by adding the following paragraph to its end:

“Effective for Plan Years beginning on or after January 1, 2009, Compensation shall include any payments made to an Employee in qualified military service, as defined under Code Section 414(u), while on active duty for a period of more than thirty (30) days that represents all or a portion of the wages that the Participant would have received if the Participant were performing services for the Employer during such time.”

2.

Effective as of January 1, 2007, Section 1.63 is amended by adding the following sentence to its end:

“Notwithstanding any provision of this Plan to the contrary, effective as of January 1, 2007, a Participant’s change in status from an Eligible

Employee to Leased Employee shall not be deemed to be a Termination of Employment or a distribution event under Article VI.”

3.

Effective as of January 1, 2008, Section 3.3.2(a) is amended by adding the following new sentence to the end of its second paragraph:

“Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 2008, “gap period” gain or loss shall not be required on corrective distributions of Excess Deferrals.”

4.

Effective as of January 1, 2008, Section 3.3.3(b) is amended by adding the following new sentence to its end:

“Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 2008, “gap period” gain or loss shall not be required on corrective distributions of Excess Contributions.”

5.

Effective as of January 1, 2008, Section 3.4.2(b) is amended by adding the following new sentence to its end:

“Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 2008, “gap period” gain or loss shall not be required on corrective distributions of Excess Aggregate Contributions.”

6.

Effective as of January 1, 2009, Section 3.8.2(d) is amended by deleting it in its entirety and substituting the following therefor:

“In the event the amount of Annual Additions made on behalf of a Participant during any Limitation Year beginning on or after January 1, 2009 exceeds the Maximum Permissible Amount, such excess Annual Additions shall be corrected using the correction methods available under the Internal Revenue Service’s Employee Plans Compliance Resolution System (EPCRS), as it may be amended from time to time.”

7.

Effective as of January 1, 2010, Section 7.3.1 is amended by the following sentence after its first paragraph:

“Notwithstanding anything in the Plan to the contrary, for distributions after December 31, 2009, a non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) may roll over all or any portion of his distribution in any direct trustee to trustee transfer to an individual retirement account established by the Beneficiary which meets the requirements of an inherited IRA under Code Section 402(c)(11) if the distribution otherwise meets the definition of an eligible rollover distribution as described in Section 7.3.2(a).”

8.

Effective as of January 1, 2007, Section 8.1 is amended by adding the following sentence to its end:

“Notwithstanding anything in the Plan to the contrary, effective for deaths occurring on or after January 1, 2007, if a Participant dies while in qualified military service, as defined under Code Section 414(u), and before his Benefit Commencement Date under the Plan, the Participant will be treated as if (i) he was reemployed by the Employer on the date immediately preceding his death and (ii) his date of death was his Termination of Employment. The preceding sentence shall not apply for the purposes of determining any contributions under the Plan.”

9.

Except as amended herein, the provisions of the Plan shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf by its duly authorized agent as of the 22 day of December 2009, to be effective as of the dates provided herein.

ROCKWOOD SPECIALTIES INC.

By:	/s/ Donna M. Abrunzo

Name:	Donna M. Abrunzo

Title:	Assistant Secretary